EXHIBIT 10.2

NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM.

CONVERTIBLE SECURED PROMISSORY NOTE

September 9, 2020 (the “Effective Date”)

FOR VALUE RECEIVED, Black Cactus Global Inc., a Florida corporation (the “Maker”) hereby promises to pay to the order of Bellridge Capital, L.P. (the “Payee”) the principal sum set out on the grid attached to this Note, not to exceed ONE MILLION DOLLARS ($1,000,000), or, if less, the aggregate unpaid principal amount of all tranche payments made to the Maker by Payee (each a “Tranche”) together with interest, in each case in the manner described herein. Certain terms used herein are defined in Annex A.

1.         Draw Downs. The initial Tranche of $45,000 will be immediately available to the Maker, subject to the satisfaction of all required conditions hereunder. Additional Tranches will be made available to the Maker on the funding dates (each a “Funding Date”), and in the corresponding dollar amounts set forth on the Schedule of Tranches attached hereto as Exhibit 1 (the “Schedule of Tranches”). Each additional Tranche will be funded within seven (7) business days following receipt by the Payee on a Funding Date of a letter from Maker requesting payment under the corresponding Tranche and a certification signed by an authorized officer of the Maker that all conditions to funding set forth herein have been satisfied and that the Maker is not in breach of any representation, warranty or covenant provided in this Note or any other agreement or document between the Maker and the Payee related to the subject matter contained in such agreements or documents.

The Maker hereby authorizes the Payee to endorse on the Schedule of Tranches annexed to this Note all Tranches made to the Maker and all payments of principal amounts in respect of such Tranches, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Tranches; provided, however, that the failure to make such notation with respect to any Tranche or payment shall not limit or otherwise affect the obligations of the Maker under this Note.

In connection with the foregoing, the Payee agrees that each Tranche payment made hereunder shall be made via wire transfer to the escrow account of the Maker’s attorneys, Sullivan & Worcester LLP (the “Escrow Agent”), pursuant to the terms and conditions of the Escrow Agreement, among the Maker, Payee and the Escrow Agent, in the form attached hereto as Exhibit 2, on or prior to the date of such advance.

2.         Payments of Principal. Subject to the acceleration provisions of Section 9, all unpaid principal, fees and accrued and unpaid interest shall be due and payable in full on September 9, 2021 (the “Maturity Date”).

3.         Interest. The unpaid principal amount of this Note shall accrue interest on the basis of a 360 day year at 10% per annum, provided that upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of this Note and any accrued and unpaid interest and all other overdue amounts shall each bear interest until paid at the stated rate plus 3% per annum. Accrued interest shall be payable (a) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so paid or prepaid), (b) on the last business day of each month and (c) on the Maturity Date. In the event of a conversion of this Note prior to the Maturity Date pursuant to the terms set forth in Section 6, all accrued and unpaid interest shall be added to the principal amount being converted as of the date of conversion to determine the amount of securities into which this Note shall be converted.

4.         Prepayments. Immediately upon a Change of Control, the Maker shall repay all unpaid principal at 130% of the principal amount outstanding plus all accrued and unpaid interest thereon and all other amounts hereunder. In addition, subject to the below, the Maker may at any time and from time to time prepay any principal amount of this Note in whole or in part subject to the below. Any repayment or prepayment, whether voluntary, mandatory, upon acceleration, or otherwise shall be made at 130% of the principal amount hereof. If the Maker elects to prepay all or any part of this Note, it shall provide written notice of such election (a “Prepayment Notice”) to the Payee fixing a date for prepayment of such amounts (the “Prepayment Date”), which date shall not be earlier than the fifth (5th) Business Day after the date of the Prepayment Notice (provided that the Maker shall have confirmed the Payee’s receipt of the Prepayment Notice on or prior to such date).

5.         Payment Terms. All payments of principal of, and interest upon, this Note shall be made by the Maker to the Payee and shall be paid in cash in immediately available funds in lawful money of the United States by wire transfer to the bank account designated by the Payee in writing from time to time. All payments under this Note shall be made without withholding, defense, set-off, counterclaim or deduction. Payments and prepayments made to the Payee by the Maker hereunder shall be applied first to expenses recoverable under Section 14, then accrued interest and then to principal. If the due date of any payment under this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day, and interest shall be payable on any principal so extended for the period of such extension.

6.         Conversion.

(a)        Automatic Conversion. At any time after the first Funding Date until this Note is no longer outstanding, any outstanding principal portion of this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Payee, at any time and from time to time (subject to the conversion limitations set forth in Section 6(d) hereof). The Payee shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Exhibit 3 (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall 3be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Payee shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Payee and the Maker shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Maker may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Payee shall be controlling and determinative in the absence of manifest error. The Payee, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)        Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (i) [$0.007]and (ii) 70% of the lowest trading price for the Company’s Common Stock during the twenty (20) Trading Days immediately preceding the delivery by the Holder of a Notice of Conversion (the “Conversion Price”). Notwithstanding anything herein to the contrary, at any time after the occurrence of any Event of Default the Payee may require the Maker to, at such Payee’s option and otherwise in accordance with the provisions for conversion herein, convert all or any part of this Note into Common Stock at the Alternate Conversion Price. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Payee’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof and the Payee shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Payee from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(c)        Mechanics of Conversion.

(i)

Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price (or Alternate Conversion Price, in accordance with Section 6(b)).

(ii)

Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Maker shall deliver, or cause to be delivered, to the Payee a certificate or certificates representing the Conversion Shares which, on or after the six month anniversary of the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the SPA representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 6(c) shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If the Conversion Date is prior to) the six month anniversary of the Original Issue Date then the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PAYEE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(iii)

Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Payee by the Share Delivery Date, the Payee shall be entitled to elect by written notice to the Maker at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Maker shall promptly return to the Payee any original Note delivered to the Maker and the Payee shall promptly return to the Maker the Common Stock certificates issued to such Payee pursuant to the rescinded Conversion Notice.

(iv)

Obligation Absolute; Partial Liquidated Damages. The Maker’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Payee to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Payee or any other Person of any obligation to the Maker or any violation or alleged violation of law by the Payee or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Maker to the Payee in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Maker of any such action the Maker may have against the Payee. In the event the Payee shall elect to convert any or all of the outstanding principal amount hereof, the Maker may not refuse conversion based on any claim that the Payee or anyone associated or affiliated with the Payee has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Payee, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Maker posts a surety bond for the benefit of the Payee in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Payee to the extent it obtains judgment. In the absence of such injunction, the Maker shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Maker fails for any reason to deliver to the Payee such certificate or certificates pursuant to Section 6(c)(ii) by the Share Delivery Date, the Maker shall pay to the Payee, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Payee rescinds such conversion. Nothing herein shall limit a Payee’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof for the Maker’s failure to deliver Conversion Shares within the period specified herein and the Payee shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Payee from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon  Conversion. In addition to any other rights available to the Payee, if the Maker fails for any reason to deliver to the Payee such certificate or certificates by the Share Delivery Date pursuant to Section 6(c)(ii), and if after such Share Delivery Date the Payee is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Payee’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Payee of the Conversion Shares which the Payee was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Maker shall (A) pay in cash to the Payee (in addition to any other remedies available to or elected by the Payee) the amount, if any, by which (x) the Payee’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y)

the product of (1) the aggregate number of shares of Common Stock that the Payee was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Payee, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Payee the number of shares of Common Stock that would have been issued if the Maker had timely complied with its delivery requirements under Section 6(c)(ii). For example, if the Payee purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Maker shall be required to pay the Payee $1,000. The Payee shall provide the Maker written notice indicating the amounts payable to the Payee in respect of the Buy-In and, upon request of the Maker, evidence of the amount of such loss. Nothing herein shall limit a Payee’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(vi)

Reservation of Shares Issuable Upon Conversion. The Maker covenants that, subject to the terms and conditions set forth in the SPA, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the following formula: 3 x (P/CP), where P equals the outstanding principal amount of this Note from time to time and CP equals the Alternate Conversion Price in effect from time to time, in the name of the Payee, for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Payee (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the SPA) be issuable (taking into account the adjustments and restrictions as set forth herein) upon the conversion of the then outstanding principal amount of this Note. The Maker covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii)

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Payee would otherwise be entitled to purchase upon such conversion, the Maker shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii)

Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Payee hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Maker shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Payee of this Note so converted and the Maker shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Maker the amount of such tax or shall have established to the satisfaction of the Maker that such tax has been paid. The Maker shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(d)       Payee’s Conversion Limitations. The Maker shall not effect any conversion of this Note, and a Payee shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Payee (together with the Payee’s Affiliates, and any Persons acting as a group together with the Payee or any of the Payee’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Payee and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Payee or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Maker subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Payee or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Payee together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Payee, and the submission of a Notice of Conversion shall be deemed to be the Payee’s determination of whether this Note may be converted (in relation to other securities owned by the Payee together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Payee will be deemed to represent to the Maker each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Maker shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, the Payee may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Maker’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Maker, or (iii) a more recent written notice by the Maker or the Maker’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Payee, the Maker shall within two Trading Days confirm orally and in writing to the Payee the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Maker, including this Note, by the Payee or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Payee. The Payee, upon not less than 61 days’ prior notice to the Maker, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Payee and the Beneficial Ownership Limitation provisions of this Section 6(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Maker. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

7.         Adjustments; Reorganizations.

(a)        Adjustment for Stock Splits and Combinations. If the outstanding shares of Common Stock of the Maker shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Maker convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Maker, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Maker shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Conversion Price under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(b)        Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock of the Maker (other than a change in par value), or the consolidation or merger of the Maker with or into another Person (each a “Reorganization”), the Payee shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of this Note (or deemed conversion of this Note in the event that the Reorganization is consummated at such time as this Note is not otherwise convertible under the terms hereof), the kind and number of shares of Common Stock or other securities or property (including cash) of the Maker, or other corporation resulting from or surviving such Reorganization, to which a holder of the number of shares of the Common Stock of the Maker which this Note entitled the holder thereof to convert into immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Payee of this Note, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of this Note. In the event of a Reorganization in which the equity securities of the Maker into which this Note is then convertible are exchangeable for or convertible into securities of another issuer, the shares of common stock of which are securities registered under or subject to Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, any agreement relating to such Reorganization shall provide for the assumption of this Note by such issuer, to the extent not previously converted or redeemed, which Note shall thereafter be convertible into the shares of common stock of such issuer on the basis set forth in this Section 7(b). The provisions of this Section 7(b) shall similarly apply to successive Reorganizations.

(c)        No Impairment. The Maker shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but shall at all times in good faith use its best efforts in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Payee against dilution or other impairment.

8.         Reserved.

9.         Events of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur:

(a)        the Maker shall fail (i) to pay any principal or any portion thereof when due, or (ii) to pay any interest or any portion thereof or any other amount hereunder within three business days the same becomes due; or

(b)        Maker shall fail to perform or observe any term, covenant or agreement to be performed or observed by it contained in Sections 11 or 12; or

(c)        Maker shall fail to perform or observe any other covenant or agreement contained herein for ten days after notice thereof; or

(d)        any material representation or warranty of Maker made herein or in connection herewith proves to have been materially incorrect when made or reaffirmed; or

(e)        Maker institutes or consents to any proceeding under any bankruptcy laws relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Maker, as applicable; or any proceeding under a Debtor Relief Law relating to Maker or to all or any part of its property is instituted without its consent and remains undismissed for thirty (30) days from the commencement of any such proceeding; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of its property and is not released, vacated or fully bonded within ten calendar days after its issue or levy; or

( )        (i) a judgment against Maker is entered for the payment of money exceeding $75,000 and, absent procurement of a stay of execution, any such judgment remains unbonded or unsatisfied for ten calendar days after the date of entry of judgment, or in any event later than 60 days prior to the date of any proposed sale thereunder; or

(f)        (i) failure of Maker to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness under this Note) with an aggregate principal amount of $75,000 or more, in each case beyond the grace period, if any, provided therefor or (ii) breach or default by Maker with respect to any term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(g)        there shall have occurred any condition or event that has or is reasonably likely to have a Material Adverse Effect; or

(h)        Maker shall contest the validity or enforceability of any part of this Note.

10.       Remedies. Upon the occurrence of any Event of Default specified in Section 9 above, the principal amount of this Note together with any interest thereon, all fees and all other Obligations (including the Prepayment Premium) shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Upon the occurrence and during the continuance of any other Event of Default, the Payee may, by written notice to the Maker, declare the principal amount of this Note together with any interest thereon to be due and payable, and the principal amount of this Note together with any such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Following any such demand, the Maker shall immediately pay to such holder all amounts due and payable with respect to this Note.

If the Obligations are accelerated for any reason, including because of default, sale, transfer or encumbrance (including that by operation of law or otherwise), the Prepayment Premium will also be automatically due and payable regardless of whether the Obligations were voluntarily or involuntarily prepaid, repaid, paid, satisfied, distributed or discharged and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Payee’s lost profits as a result thereof. Any Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by the Payee as the result of the early termination and the Maker agrees that it is reasonable under the circumstances currently existing. THE MAKER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW WHICH PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM OR DAMAGES IN CONNECTION WITH ANY SUCH VOLUNTARY OR INVOLUNTARY ACCELERATION OF THIS NOTE, ANY RECISSION OF SUCH ACCELERATION, THE EARLIER MATURITY OF THIS NOTE OR THE COMMENCEMENT OF ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS, OR PURSUANT TO A PLAN OF REORGANIZATION. The Maker expressly agrees that: (A) the Prepayment Premium and any discount on the loan provided for herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Payee and the Maker giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and (D) the Maker shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Maker expressly acknowledges that its agreement to pay the Prepayment Premium to the Payee as herein described is a material inducement to the Payee to accept this Note.

11.       Maker’s Representations. Maker represents and warrants to the Payee as follows:

It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and Maker has full power and authority to execute, deliver and perform its obligations under this Note. It has duly authorized and taken all other appropriate action for the execution, delivery and performance of this Note and any other document or instrument delivered pursuant hereto or in connection herewith and the consummation of the transactions provided for in this Note. It has duly executed and delivered this Note and this Note constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity. Its execution and delivery of this Note, the performance of the transactions contemplated by this Note and the fulfillment of the terms of this Note will not (i) conflict with or violate any of its constitutive documents or its contractual obligations, (ii) conflict with or violate any order, judgment or decree of governmental authority binding on it, (iii) require any approval of its equity holders or any approval or consent of any Person under any contractual obligation of Maker, except for such approvals or consents which will be obtained on or before the date hereof, or (iv) conflict with or violate any applicable laws, or (v) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created hereunder). It has duly obtained, effected or given all authorizations, consents, licenses, orders or approvals of or registrations or declarations with any governmental authority or any other Person required in connection with the execution and delivery of this Note and the performance of the transactions contemplated by this Note, and such authorizations, consents, licenses, orders or approvals of or registrations or declarations are in full force and effect. There has been no increase in salary or other compensation (cash or otherwise) payable or to become payable to any director, officer, contractor or advisor of Maker or any of its Subsidiaries. There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of Maker, threatened against or affecting Maker or any of its Subsidiaries (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that involve this Note or the transactions contemplated hereby. It is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. None of the reports, financial statements, certificates or other information furnished by or on behalf of Maker in connection with this Note contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

12.       Covenants. Maker covenants and agrees as provided in Annex B.

13.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Note shall be governed by, and construed in accordance with, the law of the State of New York. The Maker and the Payee hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, borough of Manhattan for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note. This Section 13 shall survive the termination of this Note. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.       Expenses; Amendments; Notices. The Maker shall pay on demand all costs and expenses of the Payee (i) in connection with the negotiation, preparation, administration, execution and delivery of this Note and any other agreement in connection herewith, including filing fees, taxes, assessments, reasonable attorney’s fees and expenses, (ii) in connection with each amendment, forbearance, waiver, consent, refinancing, restructuring, reorganization (including any fees (including attorneys’ fees) and costs incurred by the Payee for any reason in respect of the bankruptcy of the Maker), enforcement or attempted enforcement, and any matter related thereto, and in each case including all reasonable out of pocket expenses of the Payee or the Payee’s attorneys that are related thereto, and (iii) the reasonable fees and costs of consultants, appraisers, accountants and the like engaged by the Payee in respect of the Maker’s obligations hereunder. The Maker shall reimburse, hold harmless and indemnify the Payee and its directors, officer, employees, advisors agents and affiliates from any and all loss, liability or legal or other expense with respect to or resulting from this Note, except losses or damages resulting from Payee’s own gross negligence or willful misconduct. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Payee. All notices and other communications in respect of this Note shall be given or made in writing at the address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

15.       Right of Setoff. The Payee and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Payee or any such affiliate to or for the credit or the account of Maker against any and all of the obligations of Maker now or hereafter existing hereunder to the Payee or, irrespective of whether or not the Payee shall have made any demand hereunder and although such obligations of Maker may be contingent or unmatured or are owed to a branch or office of the Payee different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Payee and its affiliates hereunder are in addition to other rights and remedies (including other rights of setoff) that the Payee or its affiliates may have.

16.       Assignments. The Payee may at any time assign all or a portion of its rights and obligations under this Note without the prior written consent of the Maker. From and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Note and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the Payee under this Note, and the Payee shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Note (and, in the case of an assignment and assumption covering all of the Payee’s rights and obligations under this Note, the Payee shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 13 with respect to facts and circumstances occurring prior to the effective date of such assignment.

17.       Reserved.

18.       Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”,

“hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes and Schedules shall be construed to refer to Sections, Annexes and Schedules of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

Signature Page Follows

IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered by their duly authorized officers, as of the date and year and at a place first above written.

BLACK CACTUS GLOBAL, INC.
as the Maker

By:	/s/
Name:	Lawrence P. Cummins
Title:	Chief Executive Officer

The undersigned hereby agrees and acknowledges the terms of the foregoing:

BELLRIDGE CAPITAL, L.P.

By:	/s/
Name:
Title:

Annex A

Definitions. The following capitalized terms, when used in this Note, shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Alternate Conversion Price” means 60% of the lowest traded price in the twenty (20) Trading Days prior to the Conversion Date.

“Change of Control” means any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of Equity Interests of the Maker representing more than 50% of the voting interests represented by the issued and outstanding Equity Interests of the Maker (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Debtor Relief Law” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §§101 et seq, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Maker and its Subsidiaries taken as a whole, (ii) the ability of the Maker to fully and timely perform its Obligations, (iii) the legality, validity, binding effect or enforceability against the Maker of this Note, or (iv) the rights, remedies and benefits available to, or conferred upon, the Payee under this Note.

“Obligations” means, collectively, (a) in the case of the Maker, all obligations of the Maker under this Note to pay principal, fees and interest (including default interest and the Prepayment Premium) on this Note and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Maker to the Payee and (b) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case under any Debtor Relief Law (whether or not such interest or expenses are enforceable, allowed or allowable as a claim in whole or in part in such case).

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof and (b) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $50,000.

“Permitted Liens” means, with respect to any Person: (a) Liens arising by operation of law which were incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which (i) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with generally accepted accounting principles; (b) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; (c) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made; and (d) Liens securing any extension, renewal, replacement or refinancing of an indebtedness secured by a Lien permitted by this Note.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Prepayment Date” shall have the meaning set forth in Section 4 hereof. “Prepayment Notice” shall have the meaning set forth in Section 4 hereof.

“Prepayment Premium” means any additional amounts and fees above the principal amount to be paid pursuant to Section 4.

“Reorganization” shall have the meaning set forth in Section 7(b) hereof.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Maker or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Annex B

Maker covenants and agrees as follows:

(a)  Indebtedness. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except any Indebtedness created hereunder.

(b)  Liens. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

(c)  Fundamental Changes. The Maker will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person (other than Maker or another Subsidiary), or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (other than to Maker or any of its Subsidiaries), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

(d)  Investments, Loans, Advances, Guarantees and Acquisitions. The Maker will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Investments and investments by the Maker existing on the date hereof in the capital stock of its Subsidiaries.

(e)  Restricted Payments. The Maker will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests.

(f)  Transactions with Affiliates. The Maker will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Maker or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and transactions between or among the Maker and its Subsidiaries not involving any other Affiliate.

(g)  Hedge Agreements. Neither Maker nor any of its Subsidiaries shall enter into any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device with any Person in connection with any Indebtedness of Maker or any such Subsidiary.

(h)  Employment Matters. Maker shall not create a new executive-level position or hire a new executive-level employee to be employed by Make or any of its Subsidiaries; provided that, in consultation with, and with the consent of, the Payee, Maker may fill an executive-level position

B-1

that becomes vacant after the date hereof. Maker shall not increase the salary or other compensation (cash or otherwise) payable or to become payable to any director, officer, contractor or advisor of Maker or any of its Subsidiaries beyond the respective amounts paid to such individuals as of the date hereof.

B-2

EXHIBIT 1

Schedule of Tranches

Amount	Date	Payee Endorsement
$[_____]	Upon Execution (“Initial Tranche”)
$[_____]	[_____]
$[_____]	[_____]
$[_____]	[_____]
$[_____]	[_____]
$[_____]	[_____]
$[_____]	[_____]
$[_____]	[_____]
$[_____]	[_____]

EXHIBIT 2

Form of Escrow Agreement

Attached

EXHIBIT 3

Notice of Conversion

The undersigned hereby elects to convert principal under the CONVERTIBLE SECURED PROMISSORY NOTE due [_________], 202[_] of Black Cactus Global Inc. (the “Maker”), into shares of common stock (the “Common Stock”), of the Maker according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 6 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No:

Account No: